UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 14, 2006
INTER-TEL, INCORPORATED
(Exact Name of Registrant as specified in charter)
Commission File Number 0-10211

Arizona (State or other jurisdiction of incorporation)	86-0220994 I.R.S. Employer Identification Number

1615 S. 52nd Street
Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 449-8900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 14, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the”Board”) of Inter-Tel, Incorporated (the “Company”) approved a 2006 Bonus Plan for the Named Executive Officers (the “Plan”). The Plan is designed to align compensation of senior management with key financial drivers and establishes the bonus potential and the criteria for the payment of annual bonuses, if any, to the Company’s named executive officers. The maximum bonus for each officer is determined primarily as a percentage of base salary. The target bonuses as a percentage of base salary ranged from 70 percent to 100 percent. For each of the officers except for Jeff Ford, the bonus to be earned is dependent entirely on meeting established company wide earnings per share and revenue goals. Mr. Ford’s bonus is determined seventy-five percent on meeting the company wide earnings per share and revenue goals and twenty-five percent on meeting divisional targets. The bonuses are earned on a sliding scale, with minimum metrics that must be met to earn any bonus, target metrics that must be met to earn the targeted bonus and maximum metrics that must be achieved to earn the highest potential bonus. The bonus payout increases ratably for achievements between the minimum and maximum metrics. In the event that the target metrics are surpassed, a participant in the Plan may earn an additional bonus payment on a sliding scale up to a maximum of 50% of such participant’s target bonus. The specific earnings per share, revenue and divisional targets have not been included in this description in order to maintain the confidentiality of the Company’s confidential or commercial business information.
Item 5.02 (d). Election of Directors without Shareholder Vote.
     On February 14, 2006, the Company issued a press release announcing the election of Mr. Robert Rodin and Mr. Steven E. Karol to the Board of Directors. The two new board members will join effective March 1, 2006. No Board committee memberships have been determined for Mr. Rodin and Mr. Karol at this time. Neither Mr. Rodin nor Mr. Karol or their respective companies have had significant transactions with Inter-Tel.
     A copy of the press release is hereby furnished as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
The following Exhibit is furnished as part of this report:
           Exhibit 99.1           Press release dated February 14, 2006 announcing the election of new directors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL, INCORPORATED
Dated: February 21, 2006	By:	/s/ Norman Stout
Norman Stout
Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit
Number
99.1	Press release dated February 14, 2006 announcing the election of new directors.